UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2026

FLOWSERVE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York	1-13179	31-0267900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 700, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(972) 443-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.25 Par Value	FLS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2026, Flowserve Corporation (the “Company”) announced that Lamar Duhon tendered his resignation as President of its Flowserve Pumps Division (“FPD”) in order to accept a position as President & Chief Executive Officer of a privately held company. Mr. Duhon will continue in his current role until his departure on April 10, 2026.

The Company also announced that it has appointed Matthew Klopfer, as the Company’s President of FPD, effective April 11, 2026. Mr. Klopfer currently serves as the Company’s Vice President, Strategic Business Management for FPD. Prior to that role, from August 2023 to February 2026, Mr. Klopfer served as the Vice President, General Manager of Flowserve’s Industrial Pumps Business Unit where he led that business unit to expand margins, improve on-time customer delivery and implement our 80/20 complexity reduction program. Prior to this, Mr. Klopfer held operational and financial leadership roles of increasing responsibility within the Company.

Additionally, the Company announced that Scott Vopni, the Company’s Chief Accounting Officer has provided the Company with notice of his intention to retire from the Company as of June 30, 2026. The Company has initiated a comprehensive search for a permanent Chief Accounting Officer. If that role is not filled by Mr. Vopni’s departure date, Amy Schwetz, the Company’s Chief Financial Officer, will act as the interim Chief Accounting Officer until a permanent replacement is identified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Dated: March 26, 2026	By:	/s/ Susan C. Hudson
Susan C. Hudson
Senior Vice President, Chief Legal Officer